UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 24, 2016
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SERVICENOW, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8550

_____________________________________
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 26, 2016, ServiceNow, Inc. (“ServiceNow” or the “Company”) issued a press release announcing financial results for the three months ended September 30, 2016.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing of ServiceNow under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ServiceNow makes reference to non-GAAP financial information in the press release.  A reconciliation to the nearest comparable GAAP financial measures of the non-GAAP financial measures is included in the press release attached hereto as Exhibit 99.1.  These non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceNow encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2016, Paul Barber resigned from his role as Chairman and a member of the Board of Directors (the “Board”) of ServiceNow, Inc. (the “Company”). Mr. Barber’s decision was not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On October 25, 2016, the Board selected Frank Slootman to serve as Chairman of the Board.  Based on his service as the Company’s President and Chief Executive Officer since May 2011, as well as his management capabilities, strength in direct and clear communications, knowledge of the industry and proven leadership, the Board believes that Mr. Slootman is the director most capable of effectively identifying strategic priorities, leading critical discussion and guiding the formulation of the Company’s strategy and business plans.

In connection with this change, and pursuant to the Company’s Corporate Governance Guidelines, the independent members of the Board designated Charles Giancarlo to serve as Lead Independent Director, also effective October 25, 2016.  The responsibilities of the Lead Independent Director include presiding over executive sessions of independent directors, serving as a liaison between the Chairman and the independent directors, approving the categories and types of information sent to the Board, approving meeting agendas and the meeting schedules for the Board, calling meetings of the independent directors, being available for consultation and director communication with stockholders, and performing such other functions and responsibilities as requested by the Board from time to time.  The Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.

Also on October 25, 2016, the Board expanded the size of the Board from nine (9) to ten (10) members and appointed Jonathan Chadwick and Paul Chamberlain to serve as Class III and Class I directors, respectively.  The Board determined that Messrs. Chadwick and Chamberlain will be independent directors within the meaning of the New York Stock Exchange listing standards.  There is no arrangement or understanding between either Mr. Chadwick or Mr. Chamberlain and any other persons pursuant to which either Mr. Chadwick or Mr. Chamberlain was selected as a director.  Neither Mr. Chadwick nor Mr. Chamberlain has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Mr. Chadwick will serve as a member of the Company’s Audit Committee, and as a member of the Company’s Leadership Development and Compensation Committee.  Mr. Chamberlain will serve as a member of the Company’s Audit Committee.  Messrs. Chadwick and Chamberlain will receive the standard compensation and equity awards provided to non-employee directors of the Company and committee members for their service.   In addition, it is expected that each of Messrs. Chadwick and Chamberlain will enter into the Company’s standard form of director indemnification agreement.  The form indemnification agreement was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 27, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated October 26, 2016, announcing ServiceNow, Inc.’s financial results for the three months ended September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer

Date:  October 26, 2016

Exhibit List

Exhibit No.	Exhibit Title

99.1	Press release dated October 26, 2016, announcing ServiceNow, Inc.’s financial results for the three months ended September 30, 2016.